                                                                  Exhibit 3.19.1

                            ARTICLES OF INCORPORATION
                                       OF
                            KING KNOB COAL CO., INC.

I.    The undersigned agree to become a corporation by the name of:

                            King Knob Coal Co., Inc.

II. The principal Office or Place of Business of said Corporation will be located at No. 215 Mill street, in the city of Fairmont in county of Marion and State of West Virginia. Its chief works will be located in 215 Mill Street, Fairmont, Marion County, West Virginia.

III.  The objects for which this Corporation is formed are as follows:

            1. To mine, remove or otherwise extract, to manufacture or otherwise produce, to buy, import or otherwise obtain, to mix, treat or otherwise prepare for market, and to sell, distribute, transport, export and generally to deal in any and all manner of coal, ores, stone or other minerals, timber, petroleum, oil, gas and other volatile minerals, substances, chemicals, chemical agents and materials, and products of a similar, allied or different nature of every sort and description.

            2. To contract for, lease, purchase and otherwise acquire, to hold, own, maintain, improve, develop, work, mine, explore, exploit, operate, deal in and otherwise use, enjoy and turn to account, and to let, mortgage, exchange, sell, grant, transfer, convey and otherwise use, enjoy and turn to account, and to let, mortgage, exchange, sell, grant, transfer, convey and otherwise dispose of any and all kinds of lands and real estate and any and all rights, privileges, operations, leases, concessions, licenses, claims, patents, grants, franchises, exemptions, royalties, tenements, estates, hereditaments and interests in and to property, real or personal, tangible or intangible, of every kind and description, including, without limiting the generality of the foregoing, any and all property prospectively or actually productive of coal, ores, minerals, metals, wood, stone, petroleum, oil and gas or of chemicals or raw materials of any kind.

            3. To construct, lease, purchase or otherwise acquire, to hold, own, maintain, improve, operate or otherwise use, and to let, mortgage, sell, convey or otherwise dispose of or turn to account, any and all kinds of real and personal property and any and all rights and interests therein, useful or convenient in the conduct of the corporation's business.

            4. To manufacture, process, purchase, own, handle, sell, import, export and generally to trade and deal in and with substances, raw materials, goods, wares and merchandise of every kind, nature and description, and to engage, as principal or agent and either alone or jointly with others, in any merchantile, industrial or trading business of any kind or character whatever.

            5. To conduct, carry on and engage in any experimental or research work in coal, petroleum, oil, gas, chemical, engineering and any other scientific or technical fields, and to render to any person, firm, association or corporation services of an engineering scientific, technical or business nature.

            6. To acquire, hold, sell, liquidate or otherwise dispose of, all or any part of the business, good will, rights, assets and property of any person, firm, association, corporation or otherwise, and to assume all or any part of the obligations and liabilities of any such firm, person, association or corporation.

            7. To apply for, register, obtain, take leases, licenses and immunities in respect of, purchase or otherwise acquire, and to hold, own, introduce, use, enjoy, develop, manufacture and sell under, grant leases, licenses and immunities in respect of, mortgage, pledge, sell, assign, transfer or otherwise dispose of or turn to account, and in any manner deal with:

            a. Inventions, devices, designs, formular, processes and any improvements and modifications thereof.

            b. Letters patent, patent rights, copyrights, trade named, trademarks and other distinctive words and symbols indicating original ownership, granted or recognized under the laws of the United States of America or any state or subdivision thereof of any foreign country or subdivision thereof.

            c. Any and all rights, privileges, licenses, grants and concessions connected with or appertaining to the foregoing.

            8. To acquire by purchase, subscription or otherwise, to receive, own and hold for investment or otherwise, to mortgage, pledge, deposit, exchange, sell, assign, transfer or otherwise make disposal of and generally to deal in or with any and all of the following (hereinafter sometimes referred to collectively as "securities") to-wit: All kinds of shares, stocks, voting trust certificates, trust certificates, scrip, warrants, rights, bonds, mortgages, debentures, trust receipts, notes and other choses in action, obligations and evidences of indebtedness of any corporation, joint stock corporation, trust, association, partnership, syndicate, person or governmental or public agency or authority, domestic or foreign, and evidences of any interest therein or with respect thereto; and while the owner or holder of any such securities to exercise all the rights, powers and privileges of ownership or interest in respect thereof, including the right to vote and give consents and to do any and all acts and things deemed by the corporation to be necessary or advisable for the preservation, protection, improvement or advancement of the value of such securities.

            9. To purchase or otherwise acquire, hold, sell, pledge, transfer, or otherwise dispose of, and to reissue or cancel, shares of the corporation's own capital stock and any other securities or obligations of the corporation in the manner and to the extent now or hereafter permitted by the laws of the State of West Virginia; provided that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.

            10. To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, country, state, body politic or government or colony or dependency thereof.

            11. To borrow or raise money for any of the purposes of the corporation from time to time without limit as to the amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon by mortgage upon, or pledge, conveyance or assignment in trust, the whole or any part of the assets and property of the corporation, whether at the time owned or hereafter acquired, and to sell, pledge or otherwise despose of such securities or other obligations of the corporation for its corporate purposes.

            12. To lend money to others, with or without collateral security.

            13. To guarantee the payment of dividends on any stock, or the principal or interest or both of any bonds or other securities or obligations, and the performance of any contracts.

            14. To establish and maintain one or more offices, to conduct and carry on its business or operations or any part thereof, and to exercise any or all of its corporate rights, privileges and powers, if any or all of the states, districts, territories, colonies or dependencies of the United States of America and in any and all foreign countries and the territories, colonies or dependencies thereof.

            15. To exercise any and all powers and privileges which it may now or hereafter may be lawful for any corporation to exercise under and pursuance of the law of the State of West Virginia or any other law that may now or hereafter be applicable to the corporation.

            16. In general, to do any and all acts and things and to exercise any and all powers as may be necessary, appropriate or convenient for the furtherance of the business, objective and purposes herein enumerated and for the exercise of the powers herein conferred.

            The objectives and purposes specified in the foregoing clauses shall be construed as powers as well as objectives and purposes, and the matters referred to in each clause shall, unless herein otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause (or any other matter within the same clause), but shall be regarded as independent objects, purposes and powers. The enumeration herein of objects, purposes and powers shall not be deemed to exclude by inference or otherwise any of the rights, privileges, powers, objects or purposes which this corporation is or may be entitled to exercise under the laws of the State of West Virginia now or hereinafter in effect or implied by reasonable instruction of said laws.

IV. The amount of the total authorized capital stock of said corporation shall be Fifty Thousand dollars, which shall be divided into 500 shares of the par value of One Hundred dollars each.

            The amount of capital stock with which it will commence business is Fifty Thousand Dollars ($50,000.00) being Five Hundred shares One Hundred ($100.00) each.

V. The names and post office addresses of the incorporators and the number of shares of stock subscribed for by each are as follows:

                                         No. of Shares    No. of Shares    Total No. of
NAME               P.O. ADDRESS          Common Stock    Preferred Stock     Shares
Herschel Rose      810 8th Street            374             ----              374
                   Fairmont, W. Va.

L. E. Johnson      724 Mt. Vernon Ave.        1              ----                1
                   Fairmont, W. Va.

Charles T. Brown   Circle Drive              125             ----              125
                   Fairmont, W. Va.

VI.   The existence of this corporation is to be perpetual.

      WE, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia do make and file this Agreement; and we have accordingly hereunto set our respective hands this 4th day of May, 1967.


                                    /s/ L. E. Johnson
                                    --------------------------------


                                    /s/ Herschel Rose
                                    --------------------------------


                                    /s/ Charles T. Brown
                                    --------------------------------